UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

United States Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2015, the Board of Directors (the “Board”) of Altisource Asset Management Corporation (the “Company”) nominated each of George G. Ellison and Ricardo C. Byrd for election to the Board at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) effective June 3, 2015. Messrs. Ellison and Byrd have been nominated in addition to incumbent Director nominees Ashish Pandey, Paul T. Bossidy, Dale Kurland and Nathaniel Redleaf.

Mr. Ellison has served as our Chief Executive Officer since February 2015 and as President of Altisource Residential Corporation (“Residential”) since March 31, 2015. Collectively with Mr. Pandey, Mr. Ellison is responsible for the overall strategic direction of our company and Residential. Prior to joining AAMC, Mr. Ellison had been employed for 19 years at Bank of America and its predecessor, NationsBank. Mr. Ellison held several roles over his career at Bank of America, most recently being the executive leading the team that managed the valuation and disposition of Bank of America’s legacy mortgage loan portfolio and a leading member of Bank of America’s Special Initiatives team that worked to resolve Bank of America’s representation and warranty litigation. Prior to his most recent roles, Mr. Ellison was Global Head of the Structured Products division within Bank of America’s Investment Banking platform.

Mr. Byrd has served as the Executive Director of the National Association of Neighborhoods (NAN), one of the nation’s largest and oldest multi-issue membership associations of grass-roots neighborhood organizations, since 1995, and from 1982 to 1994, served as Federal FTA Project Manager for NAN. He has over thirty years of management experience in directing grass-roots programs. On America’s social and economic development challenges, he has served as a public policy catalyst, a community outreach strategist and resource person to the White House, Congressional, state and local government officials, corporations and neighborhood leaders.

There are no arrangements or understandings between either Mr. Ellison or Mr. Byrd and any other person for his selection as a nominee.

On April 24, 2014, Salah Saabneh and Robert C. Schweitzer, each of whom currently is a member of the Board of the Company, informed the Company that they will not stand for re-election at the Annual Meeting. Both Mr. Saabneh and Mr. Schweitzer will continue to serve on the Company’s Board until the Annual Meeting which will be held on June 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Altisource Asset Management Corporation
Date: April 30, 2015	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary